                                                                   EXHIBIT 11.1


                               REDWOOD TRUST, INC
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                           Three Months           Six Months
                                                                               Ended                 Ended
                                                                           June 30, 1997        June 30, 1997
                                                                           -------------        -------------
PRIMARY:
        Average common shares outstanding ...............................     12,997,566           12,305,215
        Net effect of dilutive stock options outstanding
            during the period -- based on the treasury stock method .....        291,228              274,793
        Net effect of dilutive stock warrants outstanding
            during the period -- based on the treasury stock method .....        182,137              220,952

                                                                           -------------        -------------

              Total                                                           13,470,930           12,800,960
                                                                           =============        =============

        Net Income                                                         $   7,034,308        $  13,490,546
                                                                           =============        =============

        Per Share Amount                                                   $        0.52        $        1.05
                                                                           =============        =============


FULLY DILUTED:
        Average common shares outstanding ...............................     12,997,566           12,305,215
        Net effect of dilutive stock options outstanding
            during the period -- based on the treasury stock method .....        291,228              278,601
        Net effect of dilutive stock warrants outstanding
            during the period -- based on the treasury stock method .....        182,137              222,077

                                                                           -------------        -------------

              Total                                                           13,470,930           12,805,892
                                                                           =============        =============

        Net Income                                                         $   7,034,308        $  13,490,546
                                                                           =============        =============

        Per Share Amount                                                   $        0.52        $        1.05
                                                                           =============        =============

                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                          Three Months         Six Months
                                                                              Ended               Ended
                                                                          June 30, 1996       June 30, 1996
                                                                           ------------        ------------
PRIMARY:
        Average common shares outstanding ...............................     7,813,974           6,667,675
        Net effect of dilutive stock options outstanding
            during the period -- based on the treasury stock method .....       182,832             182,865
        Net effect of dilutive stock warrants outstanding
            during the period -- based on the treasury stock method .....       603,425             603,428

                                                                           ------------        ------------

              Total                                                           8,600,232           7,453,969
                                                                           ============        ============

        Net Income                                                         $  2,499,891        $  4,454,079
                                                                           ============        ============

        Per Share Amount                                                   $       0.29        $       0.60
                                                                           ============        ============

FULLY DILUTED:
        Average common shares outstanding ...............................     7,813,974           6,667,675
        Net effect of dilutive stock options outstanding
            during the period -- based on the treasury stock method .....       202,936             202,850
        Net effect of dilutive stock warrants outstanding
            during the period -- based on the treasury stock method .....       773,057             773,061

                                                                           ------------        ------------

              Total                                                           8,789,968           7,643,586
                                                                           ============        ============

        Net Income                                                         $  2,499,891        $  4,454,079
                                                                           ============        ============

        Per Share Amount                                                   $       0.28        $       0.58
                                                                           ============        ============



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